PRESS RELEASE

Acquisitions Contact:	Media Contact:

Mark D. Engstrom EVP — Acquisitions Healthcare Trust of America, Inc. 480.998.3478 markengstrom@htareit.com	Claire Koeneman President Financial Relations Board 312.640.6745 ckoeneman@mww.com

Healthcare Trust of America, Inc. Acquires a Long-Term Acute Care Hospital Located in
Dallas, Texas

Scottsdale, Arizona (December 29, 2009) – Healthcare Trust of America, Inc. (“HTA”), a self-managed, non-traded, real estate investment trust, announced the completed acquisition of the Dallas LTAC Hospital (“LTACH”) located in Dallas, Texas, for approximately $27,350,000.

The approximately 52,400 square foot LTACH contains 60 private, licensed beds and is strategically located between Presbyterian Hospital of Dallas and Medical City Dallas Hospital, north of downtown Dallas in an area known as the North Central Medical District. The LTACH was developed two years ago by the seller, a partnership between local physicians and Gulf States Health Services. The four-story LTACH is subject to a long-term lease with a subsidiary of RehabCare, a national provider of post-acute services, based in St. Louis, Missouri. This acquisition brings HTA’s investments in Texas to over $207 million in healthcare properties.

“This asset is in a great position to benefit from the existing standard of high-quality healthcare provided at this hospital,” stated Mark D. Engstrom, HTA’s Executive Vice President of Acquisitions. “We look forward to our continued relationship with RehabCare and the physicians associated with this property.”

Since January 2009, HTA has acquired over $339 million in assets. These assets include a total of 25 individual properties, representing in excess of 1.4 million square feet.

For more information on Healthcare Trust of America, Inc. and to download the current prospectus, please visit www.htareit.com.

About Healthcare Trust of America, Inc.

Healthcare Trust of America, Inc. is a self-managed, publicly registered, non-traded real estate investment trust. HTA has made 47 geographically diverse acquisitions valued at approximately $1.3 billion based on purchase price, which includes 157 buildings and two real estate-related assets. HTA’s portfolio totals approximately 6.6 million square feet and includes 139 medical office buildings, five hospitals, nine skilled nursing and assisted living facilities and four other office buildings and real estate related assets located in 20 states, including: Arizona, California, Colorado, Florida, Georgia, Illinois, Indiana, Kansas, Minnesota, Missouri, New Hampshire, Ohio, Oklahoma, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Virginia and Wisconsin.

FORWARD-LOOKING LANGUAGE

This press release contains certain forward-looking statements with respect to the growth and value of HTA’s portfolio and the value that the investment adds to HTA. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: the strength and financial condition of the property; the strength and financial condition of the tenants; uncertainties relating to the local economy of Dallas, Texas; uncertainties relating to changes in general economic and real estate conditions; uncertainties regarding changes in the healthcare industry; the uncertainties relating to the implementation of HTA’s investment strategy; and other risk factors as outlined in HTA’s prospectus, as amended from time to time, and as detailed from time to time in HTA’s periodic reports, as filed with the Securities and Exchange Commission.